Exhibit 99.1

 PRESS RELEASE

REINSURANCE GROUP OF AMERICA REPORTS FIRST-QUARTER RESULTS

•	Earnings per diluted share: $1.52 from net income, $1.61 from adjusted operating income*

•	ROE 21.1 percent and adjusted operating ROE* 10.3 percent for the trailing twelve months

•	Reported net premiums increased 9 percent in the first quarter

ST. LOUIS, April 26, 2018 - Reinsurance Group of America, Incorporated (NYSE: RGA), a leading global provider of life reinsurance, reported first-quarter net income of $100.2 million, or $1.52 per diluted share, compared with $145.5 million, or $2.22 per diluted share, in the prior-year quarter. Adjusted operating income* totaled $105.7 million, or $1.61 per diluted share, compared with $122.1 million, or $1.86 per diluted share, the year before. Net foreign currency fluctuations had a favorable effect of $0.09 per diluted share on net income and on adjusted operating income.

	Quarterly Results
($ in thousands, except per share data)	2018	2017
Net premiums	$2,582,551	$2,365,696
Net income	100,230	145,512
Net income per diluted share	1.52	2.22
Adjusted operating income*	105,746	122,065
Adjusted operating income per diluted share*	1.61	1.86
Book value per share	139.64	115.24
Book value per share, excluding accumulated other comprehensive income (AOCI)*	117.49	94.72
Total assets	60,954,823	53,805,820

*	See ‘Use of Non-GAAP Financial Measures’ below

In the first quarter, consolidated net premiums totaled $2.6 billion, up 9 percent from last year’s first quarter of $2.4 billion, with favorable net foreign currency effects of $79.3 million. Excluding spread-based businesses and the value of associated derivatives, investment income increased 9 percent over year-ago levels, due to an increase in average invested assets and higher variable investment income. The average investment yield, excluding spread businesses, was up 5 basis points from the first quarter of 2017 to 4.46 percent, attributable to higher variable investment income. The average investment yield was 8 basis points higher than the fourth-quarter yield due primarily to a higher level of variable investment income.

The Tax Cuts and Jobs Act of 2017 was enacted on December 22, 2017, reducing the statutory federal income tax rate from 35 percent to 21 percent, effective January 1, 2018. Due to generating a greater-than-expected portion of earnings in jurisdictions that have higher income tax rates than the U.S. statutory rate, and the inclusion of U.S. tax related to Global Intangible Low-Taxed Income, the effective tax rate this quarter was higher than the expected range at 27.3 percent on pre-tax income and 26.7 percent on pre-tax adjusted operating income.   - more -

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Anna Manning, president and chief executive officer, commented, “Our operating results were below our expectations this quarter, but this reflects normal volatility of claims that is inherent in our business.  As we have pointed out in the past, the nature of our business is such that we can experience some volatility of claims, in both directions, in the short term.  However, any volatility tends to even out over longer periods, and our diversified global platform has helped mitigate overall relative volatility in recent periods. We tend to see the highest claims in our first quarters when winter weather and influenza seasons can cause higher claims experience.

“In this quarter, the biggest source of variability was in our U.S. Individual Mortality business where we had elevated claims, influenced by a severe influenza season and a difficult winter.  We also experienced some volatility in the Asia Pacific Traditional segment, attributable to modest swings in underwriting results in a few different countries.  Our operations in EMEA and Canada performed well overall. Again, we view the claims experience in the quarter to be a normal part of our business and not indicative of any systemic issues.

“Reported premium growth was 9 percent, favorably influenced by foreign currency, representing a solid quarter and continued good momentum.

“We had a fairly active quarter as we deployed approximately $90 million of capital into in-force and other transactions, and we remain well positioned and optimistic about the environment and our pipeline. We ended the quarter with an excess capital position of approximately $1.3 billion, down from the previous quarter. We continue to pursue a balanced approach to capital management through deployment of capital into in-force and other attractive transactions, share repurchases and shareholder dividends. Book value per share at March 31 was $139.64 including AOCI, and $117.49 excluding AOCI.

“Although our first-quarter earnings were below our expectations, our view of the underlying business fundamentals and intermediate-term financial outlook remain unchanged. Looking forward, we are excited about our ability to serve clients, execute on our strategies and deliver attractive financial returns.”

SEGMENT RESULTS

U.S. and Latin America

Traditional

The U.S. and Latin America Traditional segment reported pre-tax income of $2.9 million, compared with $30.0 million in the first quarter of 2017. Pre-tax adjusted operating income totaled $1.2 million for the quarter, compared with $28.0 million in last year’s first quarter. Results for the current quarter reflected elevated claims experience in the Individual Mortality business influenced by a particularly severe influenza season, resulting in a higher frequency of non-large claims. The year-ago period reflected unfavorable experience with a higher number of large claims. Additionally, Group results were modestly below expectations this year, compared with strong results a year ago.

Traditional net premiums were slightly down from last year’s first quarter to $1,299.4 million, reflecting the modification of a health treaty that occurred in the fourth quarter, as well as decreased individual health premiums due to lower new business volume in that market.

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Financial Solutions

The Asset-Intensive business reported pre-tax income of $47.3 million compared with $85.8 million last year. First-quarter pre-tax adjusted operating income totaled $49.7 million compared with $51.6 million in the prior-year period. Results were negatively affected by lower prepayment income and, to a modest extent, by the effect of lower equity markets during the period, while the prior-year period benefited from favorable interest rate spreads and higher equity markets.

The Financial Reinsurance business reported pre-tax income and pre-tax adjusted operating income of $20.2 million, up from $17.8 million the year before, due to strong new business volumes in the latter half of 2017.

Canada

Traditional

The Canada Traditional segment reported pre-tax income of $23.7 million, compared with $19.3 million the year before. Pre-tax adjusted operating income increased to $25.6 million, from $16.8 million a year ago, attributable to in-line individual mortality experience, contrasted with modestly unfavorable mortality experience the year before. Foreign currency exchange rates had a favorable effect of $1.4 million on pre-tax income and $1.5 million on pre-tax adjusted operating income.

Reported net premiums totaled $252.7 million for the quarter, up 17 percent over $215.8 million in the year-ago period primarily due to a new transaction. Net foreign currency fluctuations had a favorable effect of $10.8 million on net premiums.

Financial Solutions

The Canada Financial Solutions business segment, which consists of longevity and fee-based transactions, reported first-quarter pre-tax income and pre-tax adjusted operating income of $3.2 million, compared with $3.6 million a year ago, with both periods reflecting favorable longevity experience. Net foreign currency fluctuations favorably affected pre-tax income and pre-tax adjusted operating income by $0.2 million.

Europe, Middle East and Africa (EMEA)

Traditional

The EMEA Traditional segment reported pre-tax income and pre-tax adjusted operating income of $15.4 million, up from $14.0 million in last year’s first quarter. The current-period results were generally in line as unfavorable underwriting results in the U.K. were offset by favorable underwriting results across the rest of the region. Net foreign currency fluctuations favorably affected pre-tax income and pre-tax adjusted operating income by $1.8 million.

Reported net premiums increased 23 percent from the prior-year period to $375.7 million due to the growth of new and existing treaties. Foreign currency exchange rates favorably affected net premiums by $40.3 million.

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Financial Solutions

The EMEA Financial Solutions business segment, which consists of longevity, asset-intensive and fee-based transactions, reported first-quarter pre-tax income of $39.2 million, compared with $31.9 million in the year-ago period. Pre-tax adjusted operating income totaled $35.9 million, compared with $27.5 million the year before, due to underlying business growth and favorable foreign exchange, while both periods reflect favorable longevity experience. Net foreign currency fluctuations favorably affected pre-tax income by $4.3 million and pre-tax adjusted operating income by $4.0 million.

Asia Pacific

Traditional

The Asia Pacific Traditional segment's pre-tax income and pre-tax adjusted operating income declined to $22.9 million, from $41.7 million in the prior-year period, due to unfavorable underwriting experience in Asia and a modest loss in Australia, both attributed to normal volatility. In the prior-year period experience was favorable across Asia, with profitable results in Australia. Net foreign currency fluctuations had a favorable effect of $1.0 million on pre-tax income and $0.9 million on pre-tax adjusted operating income.

Reported net premiums increased 22 percent to $589.5 million, with strong growth across Asia, primarily from new and existing treaties across the region. The strong premium growth in Asia was partially offset by a material reduction in premiums in Australia due to the recapture of several treaties that took place in the fourth quarter of last year. Foreign currency exchange rates had a favorable effect of $21.3 million on net premiums.

Financial Solutions

The Asia Pacific Financial Solutions business segment, which consists of asset-intensive and fee-based transactions, reported first-quarter pre-tax income of $4.0 million, compared with $5.9 million in the prior-year period. Pre-tax adjusted operating income totaled $1.3 million, compared with a pre-tax adjusted operating loss of $0.5 million in the prior-year quarter, attributable to better-than-expected results from a treaty that is in runoff. Net foreign currency fluctuations had a favorable effect of $0.1 million on pre-tax income. Foreign currency exchange rates had an immaterial effect on pre-tax adjusted operating income.

Corporate and Other

The Corporate and Other segment’s pre-tax losses totaled $40.8 million, compared with $42.1 million the year before. Pre-tax adjusted operating losses were $30.9 million versus year-ago pre-tax adjusted operating losses of $26.6 million due to higher project costs and incentive-based compensation expenses. Both revenues and expenses reflected the acquisition of LOGiQ3 Inc., which closed in the first quarter.

Dividend Declaration

The board of directors declared a regular quarterly dividend of $0.50, payable May 29 to shareholders of record as of May 8.

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Earnings Conference Call

A conference call to discuss first-quarter results will begin at 11 a.m. Eastern Time on Friday, April 27. Interested parties may access the call by dialing 877-440-5807 (domestic) or 719-325-4821 (international). The access code is 4261076. A live audio webcast of the conference call will be available on the Company’s Investor Relations website at www.rgare.com. A replay of the conference call will be available at the same address for 90 days following the conference call.

The Company has posted to its website a Quarterly Financial Supplement that includes financial information for all segments as well as information on its investment portfolio. Additionally, the Company posts periodic reports, press releases and other useful information on its Investor Relations website.

Use of Non-GAAP Financial Measures

RGA uses a non-GAAP financial measure called adjusted operating income as a basis for analyzing financial results. This measure also serves as a basis for establishing target levels and awards under RGA’s management incentive programs. Management believes that adjusted operating income, on a pre-tax and after-tax basis, better measures the ongoing profitability and underlying trends of the Company’s continuing operations, primarily because that measure excludes substantially all of the effect of net investment related gains and losses, as well as changes in the fair value of certain embedded derivatives and related deferred acquisition costs. These items can be volatile, primarily due to the credit market and interest rate environment, and are not necessarily indicative of the performance of the Company’s underlying businesses. Additionally, adjusted operating income excludes any net gain or loss from discontinued operations, the cumulative effect of any accounting changes, tax reform and other items that management believes are not indicative of the Company’s ongoing operations. The definition of adjusted operating income can vary by company and is not considered a substitute for GAAP net income.

Book value per share excluding the impact of AOCI is a non-GAAP financial measure that management believes is important in evaluating the balance sheet in order to ignore the effects of unrealized amounts primarily associated with mark-to-market adjustments on investments and foreign currency translation.

Adjusted operating income per diluted share is a non-GAAP financial measure calculated as adjusted operating income divided by weighted average diluted shares outstanding. Adjusted operating return on equity is a non-GAAP financial measure calculated as adjusted operating income divided by average stockholders’ equity excluding AOCI. Similar to adjusted operating income, management believes these non-GAAP financial measures better reflect the ongoing profitability and underlying trends of the Company’s continuing operations, they also serve as a basis for establishing target levels and awards under RGA’s management incentive programs.

Reconciliations from GAAP net income, book value per share, net income per diluted share and average stockholders’ equity are provided in the following tables. Additional financial information can be found in the Quarterly Financial Supplement on RGA’s Investor Relations website at www.rgare.com in the “Financial Information” section.

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About RGA
Reinsurance Group of America, Incorporated (RGA), a Fortune 500 company, is among the leading global providers of life reinsurance and financial solutions, with approximately $3.4 trillion of life reinsurance in force and assets of $61.0 billion as of March 31, 2018. Founded in 1973, RGA today is recognized for its deep technical expertise in risk and capital management, innovative solutions, and commitment to serving its clients. With headquarters in St. Louis, Missouri, and operations around the world, RGA delivers expert solutions in individual life reinsurance, individual living benefits reinsurance, group reinsurance, health reinsurance, facultative underwriting, product development, and financial solutions. To learn more about RGA and its businesses, visit the company’s website at www.rgare.com.

Cautionary Note Regarding Forward-Looking Statements

This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, among others, statements relating to projections of the earnings, revenues, income or loss, ratios, future financial performance, and growth potential of Reinsurance Group of America, Incorporated and its subsidiaries (which we refer to in the previous paragraphs as “we,” “us” or
“our”). The words “intend,” “expect,” “project,” “estimate,” “predict,” “anticipate,” “should,” “believe,” and other similar expressions also are intended to identify forward-looking statements. Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified. Future events and actual results, performance and achievements could differ materially from those set forth in, contemplated by, or underlying the forward-looking statements.
Numerous important factors could cause actual results and events to differ materially from those expressed or implied by forward-looking statements including, without limitation, (1) adverse capital and credit market conditions and their impact on the Company’s liquidity, access to capital, and cost of capital, (2) the impairment of other financial institutions and its effect on the Company’s business,
(3) requirements to post collateral or make payments due to declines in market value of assets subject to the Company’s collateral arrangements, (4) the fact that the determination of allowances and impairments taken on the Company’s investments is highly subjective, (5) adverse changes in mortality, morbidity, lapsation, or claims experience, (6) changes in the Company’s financial strength and credit ratings and the effect of such changes on the Company’s future results of operations and financial condition, (7)
inadequate risk analysis and underwriting, (8) general economic conditions or a prolonged economic downturn affecting the demand for insurance and reinsurance in the Company’s current and planned markets, (9) the availability and cost of collateral necessary for regulatory reserves and capital, (10) market or economic conditions that adversely affect the value of the Company’s investment securities or result in the impairment of all or a portion of the value of certain of the Company’s investment securities, that in turn could affect regulatory capital, (11) market or economic conditions that adversely affect the Company’s ability to make timely sales of investment securities, (12) risks inherent in the Company’s risk management and investment strategy, including changes in investment portfolio yields due to interest rate or credit quality changes, (13) fluctuations in U.S. or foreign currency exchange rates, interest rates, or securities and real estate markets, (14) adverse litigation or arbitration results, (15) the adequacy of reserves, resources, and accurate information relating to settlements, awards, and terminated and discontinued lines of business, (16) the stability of and actions by governments and economies in the markets in which the Company operates, including ongoing uncertainties regarding the amount of United States sovereign debt and the credit ratings thereof, (17) competitive factors and competitors’ responses to
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the Company’s initiatives, (18) the success of the Company’s clients, (19) successful execution of the Company’s entry into new markets, (20) successful development and introduction of new products and distribution opportunities, (21) the Company’s ability to successfully integrate acquired blocks of business and entities, (22) action by regulators who have authority over the Company’s reinsurance operations in the jurisdictions in which it operates, (23) the Company’s dependence on third parties, including those insurance companies and reinsurers to which the Company cedes some reinsurance, third-party investment managers, and others, (24) the threat of natural disasters, catastrophes, terrorist attacks, epidemics, or pandemics anywhere in the world where the Company or its clients do business, (25) interruption or failure of the Company’s telecommunication, information technology, or other operational systems, or the
Company’s failure to maintain adequate security to protect the confidentiality or privacy of personal or sensitive data stored on such systems, (26) changes in laws, regulations, and accounting standards applicable to the Company, its subsidiaries, or its business, (27) the benefits or burdens associated with the
Tax Cuts and Jobs Act of 2017 may be different than expected, (28) the effect of the Company’s status as an insurance holding company and regulatory restrictions on its ability to pay principal of and interest on its debt obligations and (29) other risks and uncertainties described in this document and in the Company’s other filings with the Securities and Exchange Commission.
Forward-looking statements should be evaluated together with the many risks and uncertainties that affect our business, including those mentioned in this document and described in the periodic reports we file with the Securities and Exchange Commission. These forward-looking statements speak only as of the date on which they are made. We do not undertake any obligations to update these forward-looking statements, even though our situation may change in the future. We qualify all of our forward-looking statements by these cautionary statements. For a discussion of the risks and uncertainties that could cause actual results to differ materially from those contained in the forward-looking statements, you are advised to see Item 1A - “Risk Factors” in the 2017 Annual Report.

Investor Contact
Jeff Hopson
Senior Vice President - Investor Relations
(636) 736-7000
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REINSURANCE GROUP OF AMERICA, INCORPORATED AND SUBSIDIARIES
Reconciliation of Consolidated Net Income to Adjusted Operating Income
(Dollars in thousands, except per share data)

(Unaudited)	Three Months Ended March 31,
	2018		2017
		Diluted Earnings Per Share		Diluted Earnings Per Share
Net income	$100,230	$1.52	$145,512	$2.22
Reconciliation to adjusted operating income:
Capital (gains) losses, derivatives and other, included in investment related gains/losses, net	25,477	0.39	20,253	0.31
Capital (gains) losses on funds withheld, included in investment income, net of related expenses	8,131	0.12	(425)	(0.01)
Embedded derivatives:
Included in investment related gains/losses, net	(22,433)	(0.34)	(59,192)	(0.90)
Included in interest credited	(22,565)	(0.34)	(18,173)	(0.28)
DAC offset, net	16,846	0.26	34,021	0.52
Investment (income) loss on unit-linked variable annuities	2,095	0.03	(2,673)	(0.04)
Interest credited on unit-linked variable annuities	(2,095)	(0.03)	2,673	0.04
Non-investment derivatives	60	—	69	—
Statutory tax rate changes	—	—	—	—
Adjusted operating income	$105,746	$1.61	$122,065	$1.86

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REINSURANCE GROUP OF AMERICA, INCORPORATED AND SUBSIDIARIES
Reconciliation of Consolidated Effective Income Tax Rates
(Dollars in thousands)

(Unaudited)	Three Months Ended March 31, 2018
	Pre-tax Income	Income Taxes	Effective Tax Rate
GAAP income	$137,925	$37,695	27.3%
Reconciliation to adjusted operating income:
Capital (gains) losses, derivatives and other, included in investment related gains/losses, net	31,643	6,166
Capital (gains) losses on funds withheld, included in investment income, net of related expenses	10,292	2,161
Embedded derivatives:
Included in investment related gains/losses, net	(28,396)	(5,963)
Included in interest credited	(28,563)	(5,998)
DAC offset, net	21,324	4,478
Investment (income) loss on unit-linked variable annuities	2,652	557
Interest credited on unit-linked variable annuities	(2,652)	(557)
Non-investment derivatives	76	16
Statutory tax rate changes	—	—
Adjusted operating income	$144,301	$38,555	26.7%
Reconciliation of Consolidated Income before Income Taxes to Pre-tax Adjusted Operating Income
(Dollars in thousands)

(Unaudited)	Three Months Ended March 31,
	2018	2017
Income before income taxes	$137,925	$207,844
Reconciliation to pre-tax adjusted operating income:
Capital (gains) losses, derivatives and other, included in investment related gains/losses, net	31,643	33,272
Capital (gains) losses on funds withheld, included in investment income, net of related expenses	10,292	(654)
Embedded derivatives:
Included in investment related gains/losses, net	(28,396)	(91,065)
Included in interest credited	(28,563)	(27,958)
DAC offset, net	21,324	52,340
Investment (income) loss on unit-linked variable annuities	2,652	(4,113)
Interest credited on unit-linked variable annuities	(2,652)	4,113
Non-investment derivatives	76	106
Pre-tax adjusted operating income	$144,301	$173,885

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REINSURANCE GROUP OF AMERICA, INCORPORATED AND SUBSIDIARIES
Reconciliation of Pre-tax Income to Pre-tax Adjusted Operating Income
(Dollars in thousands)

(Unaudited)	Three Months Ended March 31, 2018
	Pre-tax income (loss)	Capital (gains) losses, derivatives and other, net		Change in value of embedded derivatives, net		Pre-tax adjusted operating income (loss)
U.S. and Latin America:
Traditional	$2,892	$10		$(1,693)		$1,209
Financial Solutions:
Asset-Intensive	47,262	41,631	(1)	(39,231)	(2)	49,662
Financial Reinsurance	20,159	—		—		20,159
Total U.S. and Latin America	70,313	41,641		(40,924)		71,030
Canada Traditional	23,707	1,850		—		25,557
Canada Financial Solutions	3,191	—		—		3,191
Total Canada	26,898	1,850		—		28,748
EMEA Traditional	15,421	(9)		—		15,412
EMEA Financial Solutions	39,164	(3,276)		—		35,888
Total EMEA	54,585	(3,285)		—		51,300
Asia Pacific Traditional	22,887	(5)		—		22,882
Asia Pacific Financial Solutions	4,021	(2,743)		—		1,278
Total Asia Pacific	26,908	(2,748)		—		24,160
Corporate and Other	(40,779)	9,842		—		(30,937)
Consolidated	$137,925	$47,300		$(40,924)		$144,301

(1)	Asset-Intensive is net of $5,289 DAC offset.

(2)	Asset-Intensive is net of $16,035 DAC offset.

(Unaudited)	Three Months Ended March 31, 2017
	Pre-tax income (loss)	Capital (gains) losses, derivatives and other, net		Change in value of embedded derivatives, net		Pre-tax adjusted operating income (loss)
U.S. and Latin America:
Traditional	$29,960	$—		$(1,964)		$27,996
Financial Solutions:
Asset-Intensive	85,770	59,470	(1)	(93,603)	(2)	51,637
Financial Reinsurance	17,816	—		—		17,816
Total U.S. and Latin America	133,546	59,470		(95,567)		97,449
Canada Traditional	19,328	(2,562)		—		16,766
Canada Financial Solutions	3,592	—		—		3,592
Total Canada	22,920	(2,562)		—		20,358
EMEA Traditional	13,976	(7)		—		13,969
EMEA Financial Solutions	31,918	(4,443)		—		27,475
Total EMEA	45,894	(4,450)		—		41,444
Asia Pacific Traditional	41,688	—		—		41,688
Asia Pacific Financial Solutions	5,872	(6,324)		—		(452)
Total Asia Pacific	47,560	(6,324)		—		41,236
Corporate and Other	(42,076)	15,474		—		(26,602)
Consolidated	$207,844	$61,608		$(95,567)		$173,885

(1)	Asset-Intensive is net of $28,884 DAC offset.

(2)	Asset-Intensive is net of $23,456 DAC offset.

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REINSURANCE GROUP OF AMERICA, INCORPORATED AND SUBSIDIARIES
Per Share and Shares Data
(In thousands, except per share data)

(Unaudited)	Three Months Ended March 31,
	2018	2017
Earnings per share from net income:
Basic earnings per share	$1.55	$2.26
Diluted earnings per share	$1.52	$2.22

Diluted earnings per share from adjusted operating income	$1.61	$1.86
Weighted average number of common and common equivalent shares outstanding	65,872	65,671

(Unaudited)	At March 31,
	2018	2017
Treasury shares	14,625	14,749
Common shares outstanding	64,513	64,389
Book value per share outstanding	$139.64	$115.24
Book value per share outstanding, before impact of AOCI	$117.49	$94.72

Reconciliation of Book Value Per Share to Book Value Per Share Excluding AOCI

(Unaudited)	At March 31,
	2018	2017
Book value per share outstanding	$139.64	$115.24
Less effect of AOCI:
Accumulated currency translation adjustments	(1.36)	(3.02)
Unrealized appreciation of securities	24.29	24.20
Pension and postretirement benefits	(0.78)	(0.66)
Book value per share outstanding, before impact of AOCI	$117.49	$94.72

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Reconciliation of Stockholders' Average Equity to Stockholders' Average Equity Excluding AOCI
(Dollars in thousands)

(Unaudited)
Trailing Twelve Months:	March 31, 2018
Stockholders' average equity	$8,413,220
Less effect of AOCI:
Accumulated currency translation adjustments	(124,852)
Unrealized appreciation of securities	1,792,249
Pension and postretirement benefits	(45,229)
Stockholders' average equity, excluding AOCI	$6,791,052

Reconciliation of Trailing Twelve Months of Consolidated Net Income to Adjusted Operating Income and
Related Return on Equity
(Dollars in thousands)

(Unaudited)		Return on Equity
Trailing Twelve Months:	Income
Net Income	$1,776,899	21.1%
Reconciliation to adjusted operating income:
Capital gains (losses), derivatives and other, net	14,153
Change in fair value of embedded derivatives	(108,781)
Deferred acquisition cost offset, net	53,207
Statutory tax rate changes	(1,039,111)
Adjusted operating income	$696,367	10.3%
REINSURANCE GROUP OF AMERICA, INCORPORATED AND SUBSIDIARIES
Condensed Consolidated Statements of Income
(Dollars in thousands)

(Unaudited)	Three Months Ended March 31,
	2018	2017
Revenues:
Net premiums	$2,582,551	$2,365,696
Investment income, net of related expenses	516,329	514,364
Investment related gains (losses), net:
Other-than-temporary impairments on fixed maturity securities	—	(17,189)
Other investment related gains (losses), net	(470)	77,712
Total investment related gains (losses), net	(470)	60,523
Other revenue	75,297	68,157
Total revenues	3,173,707	3,008,740
Benefits and expenses:
Claims and other policy benefits	2,362,101	2,106,145
Interest credited	80,449	107,684
Policy acquisition costs and other insurance expenses	356,902	379,389
Other operating expenses	191,274	158,506
Interest expense	37,454	42,402
Collateral finance and securitization expense	7,602	6,770
Total benefits and expenses	3,035,782	2,800,896
Income before income taxes	137,925	207,844
Provision for income taxes	37,695	62,332
Net income	$100,230	$145,512
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